                                                               Exhibit 4.3

TRUSTEE ACCEPTANCE


TO:  First Interstate Bank of Washington, N.A.
     Nordstrom Credit, Inc.


     First Interstate Bank of Denver, N.A. (the "Successor Trustee"), hereby accepts its appointment by Nordstrom Credit, Inc. (the "Company") as successor trustee under that certain indenture by and between the Company and First Interstate Bank of Washington, N.A. (the "Resigning Trustee"), dated as of November 15, 1984, as supplemented by the First Supplemental Indenture dated as of January 15, 1988, the Second Supplemental Indenture dated as of June 1, 1989 and the Third Supplemental Indenture dated as of October 19, 1990 (as supplemented, the "Indenture"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (the "Securities") to be issued in one or more series under such Indenture.

     This acceptance is given pursuant to Section 611 of the Indenture, and shall be applicable with respect to all series of Securities heretofore issued under the Indenture.

DATED:  March 13, 1995.


                                         FIRST INTERSTATE BANK OF
                                         DENVER, N.A.





                                           By /s/ Laura Rivera
                                              ----------------
                                              Laura Rivera, Banking Officer



     The Company hereby confirms that First Interstate Bank of Denver, N.A. is vested with all the rights, powers, trusts and duties of the Resigning Trustee under the Indenture.

DATED:  March 13, 1995

                                         NORDSTROM CREDIT, INC.

                                         By /s/ John C. Walgamott
                                            ----------------------
                                            John C. Walgamott, President


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STATE OF COLORADO        )
                         )ss.
COUNTY OF DENVER         )



     I certify that I know or have satisfactory evidence that Laura Rivera is the person who appeared before me, and she acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as a Banking Officer of First Interstate Bank of Denver, N.A., to be the free and voluntary act of such parties for the uses and purposes mentioned in this instrument.

DATED:  March 13, 1995                     /s/Lynn E. Taylor
                                           ---------------------
                                              (Notary Signature)

                                              Lynn E. Taylor
                                              Notary Public for the State of
                                              Colorado

                                              My commission expires: 8/2/97